Exhibit 10.8    Amendment to Consulting Agreement with Rainer Poertner

                        AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement ("Amendment") is executed by and between Rainer Poertner d/b/a Consult & Coach US of 730 Oxford Avenue, Marina del Rey, CA 90292 ("Consultant") and Marketing Worldwide Corporation, a Delaware corporation ("Company") with its principal executive offices at 11224 Lemen Road, Whitmore Lake, Michigan 48189.

WHEREAS, the Consultant and the Company entered that certain Consulting Agreement dated August 15, 2003, a true and correct copy is attached as Exhibit 1;

WHEREAS, following the closing under the Purchase Agreement between the Company and Marketing Worldwide LLC, the Consultant and the Company modified the terms and conditions of their working relationship; and

WHEREAS, the Consultant and the Company, subject to the terms and conditions of this Amendment, desire to amend and modify the Consulting Agreement dated August 15, 2003.

NOW THEREFORE, for good and valuable consideration, the Consultant and the Company agree as follows.

1. The Consulting Agreement ("Agreement") is amended so that the term of the Agreement shall continue until May 31, 2005. Further, the term of the Agreement shall automatically extend for an additional twelve (12) month term unless terminated by the Consultant or the Company upon ninety (90) days prior written notice.

2. The monthly consulting fee shall increase to Seven Thousand Dollars ($7,000) per month effective as of July 1, 2004 to reflect the additional responsibilities assumed by the Consultant in assisting the Company with its marketing plan, strategic planning, and general business affairs of the Company since March 2004.

3. The Company and the Consultant agree that the exercise price of the Consultant's stock option to acquire 200,000 shares of the Company's common stock shall be at a price equal to 125% of the 30 day average closing bid price for the Company's common stock for the first 30 days of trading of the Company's common stock in the U.S. public securities market, including, but not limited to the OTC, OTCBB, NASDAQ Small Cap, or AMEX.

4. The Company and the Consultant amend the Agreement to strike the first paragraph following the title "Compensation" and agree that the Consultant shall not earn or receive any transaction-related compensation, including any fees based on the amount of cash received by the Company during the term of the Agreement, or the change in market value of the Company during the term of the Agreement.

5. The Company and the Consultant agree that the Consultant shall be issued 535,809 shares of the Company's common stock as compensation for services rendered and to be rendered under the Agreement and Amendment. Further, all shares shall be issued with a Rule 144 legend to the effect that: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

6. All other terms of the Agreement, not expressly amended shall continue remain in force among the parties.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to Consulting Agreement to memorialize in writing their verbal agreements and understandings.

Dated: October 12, 2004.

Consult & Coach US                               Marketing Worldwide Corporation

/S/ RAINER POERTNER                              /S/ MICHAEL WINZKOWSKI
-------------------                              ----------------------
President                                        Michael Winzkowski, President